Amendment #6
to the
AUTOMATIC
YEARLY RENEWABLE TERM REINSURANCE AGREEMENT

EFFECTIVE December 1, 2004
Between
PRUCO LIFE INSURANCE COMPANY OF NEW JERSEY
(THE COMPANY)
And
THE PRUDENTIAL INSURANCE COMPANY OF AMERICA
(THE REINSURER)

The parties hereby agree to the following :

1.	As of 12:01 A.M. on April 1, 2008, THE COMPANY will recapture from THE REINSURER 100% of the following policies:
•	PruSelect III policies with effective dates of December 1, 2002 written under the Prudential owned COLI covering Prudential employees.
•	Variable Appreciable Life policies with effective dates of either July 10, 1989 or July 10, 1991 written under the Prudential owned COLI covering Prudential employees.

2.
As part of the recapture of this business, THE REINSURER will pay a partial refund of reinsurance premiums to THE COMPANY.  The payment will be equal to the reinsured portion of the sum of the claims in course of settlement and the claims incurred but not reported as of March 31, 2008 with respect to the business that is being recaptured.

3.	THE REINSURER will have no further obligations or liabilities under this Agreement with respect to the reinsurance recaptured following the recapture of the reinsurance..

4.	The parties hereby waive their respective rights to any prior written notice otherwise required by these Agreements to effectuate the terms of this Amendment.

Y-Excess-2004-PICA-PLNJ-6

In witness of the above, THE COMPANY and THE REINSURER have by their respective officers executed and delivered this Agreement in duplicate on the dates indicated below, with an effective date of April 1, 2008.

PRUCO LIFE INSURANCE COMPANY OF NEW JERSEY	THE PRUDENTIAL INSURANCE COMPANY OF AMERICA
By:________________________________	By:________________________________
Title:_______________________________	Title:_______________________________
Date:_______________________________	Date:_______________________________

Witnessed By:_________________________	Witnessed By:_________________________
Title:_______________________________	Title:_______________________________
Date:_______________________________	Date:_______________________________

Y-Excess-2004-PICA-PLNJ-6